UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2015

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Address of principal executive offices)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On January 16, 2015, Helen of Troy Limited (the “Company”) and Helen of Troy, L.P., a subsidiary of the Company and the borrower, entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto.

The unsecured revolving commitment under the Credit Agreement was increased from $570 million to $650 million, subject to the terms and limitations described below. The maturity of the commitment under the Credit Agreement was extended from December 31, 2015 to January 16, 2020.  Additionally, the LIBOR interest rate, letter of credit fees and loan commitment fees under the Credit Agreement were reduced.  Borrowings under the Credit Agreement accrue interest at a “Base Rate” (as defined in the Credit Agreement) plus a margin of zero to 1.00 percent per annum based on the Leverage Ratio (as defined in the Credit Agreement) at the time of borrowing.  The Base Rate is equal to the highest of the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50 percent, Bank of America’s prime rate, or the LIBOR rate plus 1.00 percent.  Alternatively, if the Company elects, borrowings accrue interest based on the respective 1, 2, 3, or 6-month LIBOR rate plus a margin of 1.00 to 2.00 percent per annum based upon the Leverage Ratio at the time of the borrowing.  The Company will incur loan commitment fees under the Credit Agreement at a rate ranging from 0.15 to 0.35 percent per annum on the unused balance of the Credit Agreement.  Additionally, the Company will incur letter of credit fees under the Credit Agreement at a rate ranging from 1.00 to 2.00 percent per annum on the face value of any letter of credit.  All obligations under the Credit Agreement are unconditionally guaranteed by the Company and certain of the Company’s subsidiaries (the “Guaranty”).

The Credit Agreement also, among other things, made the following modifications:

•                  Increased the Leverage Ratio (as defined in the Credit Agreement) limit such that the Company cannot permit the Leverage Ratio during any period of four fiscal quarters to be greater than (i) 3.25 to 1.00 at any time during which any of the 3.90% Senior Notes due January 2018 are outstanding and (ii) 3.50 to 1.00 at any time during which the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under the agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00;

•                  Eased the restriction on acquisitions to permit acquisitions if, generally, (i) immediately before and after giving effect to the acquisition the Leverage Ratio on a pro forma basis is less than (A) 3.00 to 1.00 if any of the 3.90% Senior Notes are outstanding and (B) 3.25 to 1.00 if the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00 and (ii) unrestricted cash, cash equivalents  and availability for borrowings under the Credit Agreement will be at least $25 million;

•                  Eased the restricted payments limitation to allow cash dividends and treasury stock purchases if (i) the Leverage Ratio on a pro forma basis is not greater than (A) 3.00 to 1.00 if any of the 3.90% Senior Notes are outstanding and (B) 3.25 to 1.00 if the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00 and (ii) unrestricted cash, cash equivalents  and availability for borrowings under the Credit Agreement will be at least $25 million;

•                  Removed the limitation on capital expenditures; and

•                  Increased the basket for permitted dispositions of assets, such that assets disposed of during the period of 12 consecutive months ending on the date of such disposition would be permitted if such assets generated less than 25% (increased from 15%) of the Consolidated EBITDA (as defined in the Credit Agreement) determined as of the end of the fiscal year immediately preceding such disposition.

The Credit Agreement requires the maintenance of certain financial covenants, including a maximum Leverage Ratio and a minimum Interest Coverage Ratio (as defined in the Credit Agreement).  Additionally, the Credit Agreement contains other customary covenants, including, among other things, covenants restricting or limiting the Company, except under certain conditions set forth therein, from (1) incurring liens on any of its properties, (2) making certain types of investments, (3) incurring additional indebtedness, and (4) assigning or transferring certain licenses.

The Credit Agreement contains customary events of default, including, among other things, non-payment by any borrower, non-compliance with certain covenants by the Company or its subsidiaries party to such agreement, the bankruptcy filing of the Company or its subsidiaries, and a default by the Company or its subsidiaries under certain other agreements related to indebtedness of the Company or its subsidiaries. Upon an event of default under the Credit Agreement, Bank of America may, among other things, accelerate the maturity of any amounts outstanding under such agreement and terminate any commitments and obligations of the lenders thereunder.

Amendment to Guaranty Agreement

On January 16, 2015, the Company and certain of the Company’s subsidiaries entered into that certain Third Amendment to Guaranty Agreement (the “Amended Guaranty”) in favor of Bank of America, N.A.  The Amended Guaranty amends the Guaranty Agreement (the “Guaranty Agreement”), dated March 1, 2013, made by the Company and certain of the Company’s subsidiaries in favor of Bank of America, N.A. and other lenders.  The Amended Guaranty, among other things, made the following modifications:

•                  Increased the Leverage Ratio limit such that the Company cannot permit the Leverage Ratio during any period of four fiscal quarters to be greater than (i) 3.25 to 1.00 at any time during which any of the 3.90% Senior Notes due January 2018 are outstanding and (ii) 3.50 to 1.00 at any time during which the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under the agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00;

•                  Eased the restriction on acquisitions to permit acquisitions if, generally, (i) immediately before and after giving effect to the acquisition the Leverage Ratio on a pro forma basis is less than (A) 3.00 to 1.00 if any of the 3.90% Senior Notes are outstanding and (B) 3.25 to 1.00 if the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00 and (ii) unrestricted cash, cash equivalents  and availability for borrowings under the Credit Agreement will be at least $25 million;

•                  Eased the restricted payments limitation to allow cash dividends and treasury stock purchases if (i) the Leverage Ratio on a pro forma basis is not greater than (A) 3.00 to 1.00 if any of the 3.90% Senior Notes are outstanding and (B) 3.25 to 1.00 if the 3.90% Senior Notes are not outstanding or the maximum leverage ratio permitted under agreements relating to the 3.90% Senior Notes is increased to 3.50 to 1.00 and (ii) unrestricted cash, cash equivalents  and availability for borrowings under the Credit Agreement will be at least $25 million;

•                  Removed the limitation on capital expenditures; and

•                  Increased the basket for permitted dispositions of assets, such that assets disposed of during the period of 12 consecutive months ending on the date of such disposition would be permitted if such assets generated less than 25% of the Consolidated EBITDA (increased from 15%) determined as of the end of the fiscal year immediately preceding such disposition.

The foregoing descriptions of the Credit Agreement, the Guaranty and the Amended Guaranty are not complete descriptions of all of the parties’ rights and obligations under such agreements and are qualified in their entirety by reference to the Credit Agreement, the Guaranty and the Amended Guaranty which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, the Guaranty Agreement that was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2013, the First Amendment to Guaranty Agreement that was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014 and the Second Amendment to Guaranty Agreement that was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2014, each of which is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment and Restatement of Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement dated January 16, 2015, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

10.2

Guaranty, dated January 16, 2015, made by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A. and other lenders, pursuant to the Amended and Restated Credit Agreement, dated January 16, 2015.

10.3	Third Amendment to Guaranty Agreement, dated as of January 16, 2015, made by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: January 20, 2015	/s/ Brian Grass
Brian Grass
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement dated January 16, 2015, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

10.2

Guaranty, dated January 16, 2015, made by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A. and other lenders, pursuant to the Amended and Restated Credit Agreement, dated January 16, 2015.

10.3	Third Amendment to Guaranty Agreement, dated as of January 16, 2015, made by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A.